WSFS Financial Exhibit 99.2 Corporation 2Q 2019 Earnings Release Supplement July 22, 2019

Forward Looking Statements This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which the Company operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; possible additional loan losses and impairment of the collectability of loans; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) the Economic Growth, Regulatory Relief, and Consumer Protection Act (which amended the Dodd-Frank Act), and the rules and regulations issued in accordance therewith and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; any impairment of the Company's goodwill or other intangible assets; failure of the financial and operational controls of the Company's Cash Connect® division; conditions in the financial markets that may limit the Company's access to additional funding to meet its liquidity needs; the success of the Company's growth plans, including the successful integration of past and future acquisitions; including the acquisition of Beneficial Bancorp, Inc. (“Beneficial”); the Company's ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition customer acceptance of the Company's products and services and related Customer disintermediation; negative perceptions or publicity with respect to the Company's trust and wealth management business; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; system failure or cybersecurity incidents or other breaches of the Company's network security; the Company's ability to recruit and retain key employees; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; possible changes in the speed of loan prepayments by the Company's customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation, and other risks and uncertainties, including those discussed in the Company's Form 10-K for the year ended December 31, 2018 and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. 2

Table of Contents •Non-GAAP Reconciliation Page 4 •Loan and Deposit Growth Page 5 •Net Interest Margin Page 6 •2019 Core Outlook Page 7 3

Non-GAAP Reconciliation $ in thousands, except per share data Net Interest Fee Noninterest Net 2Q 2019 Taxes EPS ROA Income Income Expenses Income GAAP Results $ 123,232 $ 42,871 $ 107,848 $ 10,091 $ 36,200 $ 0.68 1.20% Corporate development costs - - (13,946) 3,389 10,557 0.19 0.35% Restructuring costs - - (1,881) 457 1,424 0.03 0.05% Unrealized gains on equity investments - (1,033) - (251) (782) (0.02) -0.03% Securities gains - (63) - (15) (48) - - Core Results $ 123,232 $ 41,775 $ 92,021 $ 13,671 $ 47,351 $ 0.88 1.57% $ in thousands, except per share data Net Interest Fee Noninterest Net Year-to-Date 2019 Taxes EPS ROA Income Income Expenses Income GAAP Results $ 206,546 $ 83,993 $ 205,440 $ 16,351 $ 49,223 $ 1.06 0.93% Corporate development costs - - (40,573) 7,810 32,763 0.71 0.63% Restructuring costs - - (6,243) 1,504 4,739 0.10 0.09% Unrealized gains on equity investments - (4,831) - (1,163) (3,668) (0.08) -0.07% Securities gains - (78) - (19) (59) - - Core Results $ 206,546 $ 79,084 $ 158,624 $ 24,483 $ 82,998 $ 1.79 1.58% For a reconciliation of all non-GAAP measures, please refer to our 2Q 2019 Earnings Release. 4

2Q 2019 Loan and Deposit Growth

WSFS Financial Corporation

$ in millions	Reported 2Q'19 vs 1Q'19				
Loans (2Q'19 vs 1Q'19)	June 2019	March 2019	$ Growth	% Growth	Annualized % Growth
Commercial & industrial	$3,465	$3,389	$76	2%	9%
Commercial real estate	2,237	2,345	(108)	-5%	-18%
Construction	539	574	(35)	-6%	-24%
Commercial small business leases	157	145	12	8%	33%
Total Commercial Loans	**6,398**	**6,453**	**(55)**	**-1%**	**-3%**
Residential mortgage (HFS/HFI)	1,135	1,147	(12)	-1%	-4%
Consumer	1,132	1,136	(4)	0%	-1%
Total Gross Loans	**8,665**	**8,736**	**(71)**	**-1%**	**-3%**
Run-Off Portfolios:					
Residential Mortgage (HFI)	*1,065*	*1,099*	*(34)*	*-3%*	*-12%*
Student Loans Acquired from Beneficial	*133*	*135*	*(2)*	*-1%*	*-6%*
Auto Loans Acquired from Beneficial	*69*	*80*	*(11)*	*-14%*	*-55%*
Total Run-Off Portfolios	***1,267***	***1,314***	***(47)***	***-4%***	***-14%***
Gross Loans ex Run-off Portfolios	**$7,398**	**$7,422**	**($24)**	**0%**	**-1%**

- 9% Annualized C&I growth offset by declines in run-off portfolios demonstrates progress towards increasing relationship-based, higher yielding C&I.
- Core deposit growth of 1% (5% annualized) excluding impact of Bank of Princeton sale reflecting the strength of the combined deposit franchise.

$ in millions	Reported 2Q'19 vs 1Q'19					Adjusted 2Q'19 vs 1Q'19			
Deposits (2Q'19 vs 1Q'19)	June 2019	March 2019	$ Growth	% Growth	Annualized % Growth	Sold to Bank of Princeton	$ Growth	% Growth	Annualized % Growth
Noninterest Demand	$2,206	$2,191	$15	1%	3%	*($45)*	$60	3%	11%
Interest Demand Deposits	2,040	2,069	(29)	-1%	-6%	*(31)*	2	0%	0%
Savings	1,601	1,722	(121)	-7%	-28%	*(58)*	(63)	-4%	-15%
Money Market	1,987	1,900	87	5%	18%	*(9)*	96	5%	20%
Total Core Deposits	**7,834**	**7,882**	**(48)**	**-1%**	**-2%**	**(143)**	**95**	**1%**	**5%**
Customer Time Deposits	1,438	1,476	(38)	-3%	-10%	*(35)*	(3)	0%	-1%
Total Customer Deposits	**$9,272**	**$9,358**	**($86)**	**-1%**	**-4%**	**($178)**	**92**	**1%**	**4%**

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Net Interest Margin 5.00% 4.05 – 4.25 – 4.35 – 4.30% 4.68% • 2H 2019 NIM Outlook lower than 4.10% 4.35% 4.45% 4.75% 2Q 2019 due to anticipated 50bps Fed Rate cuts in total, deposit 0.22% 4.50% product mapping impact, flat 0.06% customer deposit betas, and does 4.25% 0.37% not assume incremental Beneficial 0.19% 0.28% purchase accretion above 0.35% 4.00% modeled amounts 0.29% • Full-year Outlook higher than 3.75% original due to higher base loan 3.80% 4.11% 4.09% 3.94% 4.05% yields, lower deposit betas, 3.50% successful balance sheet optimization, and incremental 3.25% purchase accretion, partially offset by 75 bps of lower assumed year- 3.00% FY 2019 Original 1Q 2019 (1) 2Q 2019 (1) 2H 2019 Outlook (1) FY 2019 Outlook end fed funds rate Outlook NIM Ex Accretion (1) Modeled BNCL Accretion Incremental BNCL Accretion (1) 1Q 2019 includes only one month combined with Beneficial; 2Q and 2H 2019 reflect full periods combined with Beneficial 6

2019 Core* Outlook

WSFS Financial Corporation

On Track to Deliver Full-Year Core ROA of Greater Than 1.50%

$ in millions	Original FY 2019 Core Outlook	1H 2019 Core Actual	Updated FY 2019 Core Outlook
Loan Growth (1) *Ex run-off portfolios*	Low single digits growth	1% *2%*	Around Flat
Deposit Growth (1) *Ex Bank of Princeton Sale*	Flat to slightly decreasing	-2% *-1%*	Flat to slightly decreasing
Net Interest Margin (1)	Just under 4.10%	4.52%	4.35% - 4.45%
Fee Income Growth	High single digits	7%	Mid single digits
Credit Costs	$18-22 million or approximately 25bps of loans (2)	$20.8 million (56 bps)	$30-35 million (36 to 42 bps of loans)
Efficiency Ratio	Approximately 58%	55.7%	Approximately 57%
Tax Rate	23-24%	22.9%	23-24%

* Core (non-GAAP) financial information as defined in our 2Q 2019 earnings release.

- Loan growth impacted by higher run-off primarily due to interest rate environment
- Deposit growth impacted by Bank of Princeton sale in 1H'19 offset by organic growth
- 2H'19 fee income growth reduced primarily due to mapping of Beneficial deposits to WSFS' product suite
- 2H'19 credit costs expected to normalize after higher 2Q'19 expense
- Efficiency ratio lower in 2H'19 due to lower rate environment and impact of deposit product mapping, partially offset by the phasing in of post-conversion cost savings

(1) See Slides 4 & 5 for additional information
(2) Annualized

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Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-792-6009 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 8